CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 30, 2013  included herein and to the reference to our firm under the heading “Experts” in the prospectus

 /s/ RBSM LLP

New York, New York

November 6, 2013